UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 6, 2018
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1200 Crossman Ave., Suite 210, Sunnyvale, CA 94089
(Address of Principal Executive Offices) (Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ❑
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ❑
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ❑
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ❑
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)
On June 6, 2018, Support.com, Inc. (“Company”) held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)
At the Annual Meeting, three proposals were acted upon by the stockholders. The number of votes cast for, against, or withheld as to each such proposal or nominee, as well as the number of abstentions and broker non-votes as to each such proposal or nominee, have been certified by the inspector of elections and are set forth below:

Voting Results for 2018 Annual Meeting

Proposal No. 1 - Election of Directors: All elected

Voting Results:

Nominee	For	Withheld
Richard Bloom	9,878,444	1,015,166
Brian Kelley	9,876,673	1,016,937
Bradley Radoff	9,875,477	1,018,133
Joshua Schechter	9,874,477	1,019,133
Eric Singer	9,836,336	1,057,274

There were 369,736 shares represented by broker non-votes.

Proposal No. 2 - To approve, on an advisory basis, the Company's named executive officer compensation programs and practices as described in the Proxy Statement: Approved

Voting Results:

For	Against	Abstain	Broker non-votes
10,720,803	150,463	21,786	369,736

Proposal No. 3 - Ratification of the appointment of EKS&H LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018: Ratified

Voting Results:

For	Against	Abstain
11,170,640	69,116	23,032

(c)
Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2018

SUPPORT.COM, INC.

By:	/s/ Richard Bloom
Name:	Richard Bloom
Title:	Interim President and Chief Executive Officer